UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013 (September 3, 2013)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2013, HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an exclusive Supply and License Agreement (the “Supply and License Agreement”) with Mayne Pharma International Pty Ltd, a company incorporated in Australia (“Mayne Pharma”), pursuant to which Mayne Pharma has agreed to: (i) supply the Company with its patented formulation of the drug itraconazole, known as SUBATM-Itraconazole, in a particular dose formulation (the “Product”) for the treatment of human patients with cancer via oral administration (the “Field”) (with the initial areas of investigation being prostate, lung and skin cancer) in the United States (the “Territory”), (ii) provide the Company with an exclusive license to use and develop the intellectual property related to the Product in the Field and in the Territory and (iii) participate in a joint development committee with the Company (“JDC”) to clinically develop the Product in the Field and in the Territory. The Company will pursue the development of the Product for treatment of a variety of cancers with a focus on clinical development, seeking regulatory approvals and, if regulatory approval is obtained, marketing in the United States.

The Supply and License Agreement is attached to this Current Report as Exhibit 10.1. All descriptions of the Supply and License Agreement herein are qualified in their entirety to the text of Exhibit 10.1 hereto, which is incorporated herein by reference.

Pursuant to the Supply and License Agreement, the Company, with the assistance of Mayne Pharma through the JDC and subject to certain approval rights of Mayne Pharma, will develop and exploit the Product through a development plan which will be authorized by the JDC and updated as necessary. The license granted to the Company under the Supply and License Agreement may only be assigned or sub-licensed with the prior approval of Mayne Pharma. In addition, in support of the exclusive nature of the Supply and License Agreement, during the term, Mayne Pharma is prohibited from directly or indirectly importing, promoting, marketing, distributing or selling the Product in the Territory and in the Field. If any other form of the Product manufactured by Mayne Pharma is sold as a result of any off label use, the Company shall be entitled to a royalty on such off-label sales. Further, the Company may not develop products that are competitive with the Product, which period extends for a certain period following the end of the term.

Under the Supply and License Agreement, the Company is responsible for obtaining all of its requirements for the Product from Mayne Pharma, including for use in clinical trials, importation, promotion, marketing, sale and distribution in the Territory. The Company and Mayne Pharma have established certain minimum floor prices that the Company must pay per unit of the Product and minimum order quantities for the Product.

Any intellectual property created by the Company, either on its own or jointly with Mayne Pharma, relating to the Product in the Field will be owned by the Company, except that the Company has granted Mayne Pharma an exclusive, perpetual, irrevocable, royalty free licence to copy and exploit such developed intellectual property outside of the United States.

Although the Supply and License Agreement is effectively immediately, it remains subject to early termination by Mayne Pharma if certain conditions (the “Conditions”) are not met by December 16, 2013. Such Conditions include: (i) the Company shall have raised $5 million in an equity financing (or such lesser amount as may be agreed to by Mayne Pharma) (the “Equity Financing”); (ii) a representative of Mayne Pharma shall have been appointed to the Company’s board of directors, and Mayne Pharma and the Company shall have entered into an agreement granting Mayne Pharma certain board appointment rights; (iii) Mayne Pharma shall, pursuant to customary definitive documentation to be negotiated by the parties, acquire from the Company, as part of the consideration under the Supply and License Agreement,

170,000.74 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), representing, on an as fully converted, fully diluted basis, 45% of the issued and outstanding shares of capital stock of the Company (prior to the Equity Financing and the anticipated adoption by the Company of an equity incentive plan); (iv) Hedgepath, LLC (an affiliate of the Company who currently has the right to receive shares of Series A Preferred Stock) (“Hedgepath”)), Nicholas J. Virca (the Company’s President and Chief Executive Officer) (“Virca”) and Mayne Pharma shall have entered into an agreement providing for certain restrictions on transfers and ownership of Company equity; (v) the Company and Mayne Pharma shall have entered into an agreement granting Mayne Pharma and accredited investors introduced to the Company by Mayne Pharma certain participation rights in future Company equity financings; (vi) the Company shall have (a) received a written estimate from a credible contract research organization reasonably acceptable to Mayne Pharma relating to the Company’s proposed clinical trials and (b) provided reasonable assurances to Mayne Pharma that the Product will be available for commercial launch by a specified date; and (vii) Virca and Frank E. O’Donnell, Jr., the Company’s Executive Chairman, shall have entered into customary agreements regarding their positions with the Company.

Subject to earlier termination if the Conditions are not met as described above, the term of the Supply and License Agreement shall last until the later of: (i) 10 years from the date of the first commercial sale of the Product for the treatment of human patients with cancer via oral administration or (ii) the date on which all issued patents of Mayne Pharma or any of its affiliates referred to in the Supply and License Agreement have lapsed or expired.

The Supply and License Agreement is further subject to termination in certain circumstances, including: (i) by either party in the event of (a) a material default that is not cured within a specified number of days after notice is received or is not capable of remedy, (b) if marketing authorizations for the Product are not obtained prior to the agreed upon target launch date for the Product or (c) a force majure event precluding performance by the other party for a specified period of time, (ii) the voluntary or involuntary bankruptcy of either party, (iii) by Mayne Pharma if either Hedgepath or Virca breach their respective agreements with Mayne Pharma to restrict the sale and or transfer of their shares of Company equity and such breach is not cured within a specified number of days after notice is received or such breach is not capable of remedy, (iv) by Mayne Pharma if the Company breaches certain of its obligations relating to the Conditions (once they are satisfied) and such breach is not cured within a specified number of days after notice is received or such breach is not capable of remedy, (v) by Mayne Pharma if, under certain circumstances, the Company fails to purchase the minimum agreed upon amounts of Product in any given year or (vi) by Mayne Pharma, under certain circumstances, upon a change of control of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 9, 2013, the Company, in accordance with Section 151(g) of the Delaware General Corporation Law, filed an Amended and Restated Certificate of Designation of Series A Preferred Stock (the “Amended Certificate of Designation”).

The Amended Certificate of Designation was filed prior to the formal issuance of shares of Series A Preferred Stock to clarify (but not alter or modify) the voting rights and conversion rights of the holders of Series A Preferred Stock and to correct a typographical error in the numerical calculation of how the Series A Preferred Stock will be adjusted following reverse stock split or consolidation of the Company’s common stock.

The Amended Certificate of Designation is attached to this Current Report as Exhibit 3.1. All descriptions of the Amended Certificate of Designation herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

In connection with the License Agreement described in Item 1.01 of this Current Report, the Company issued a press release on September 10, 2013. This press release is attached to this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

3.1	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock.

*10.1	Supply and License Agreement, dated September 3, 2013, by and among the Company and Mayne Pharma.

99.1	Press Release, dated September 10, 2013.

*	Confidential treatment is requested for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results (i) stemming from the Company’s commercial partnership with Mayne Pharma, (ii) of regulatory review of SUBA-Itraconazole and derivative products of such or (iii) sales results for derivative products of SUBA-Itraconazole to the Company) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO

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